UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
May 19, 2010

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4305 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

 On May 19, 2010, the Registrant held its Annual Meeting of shareholders.  Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934.  The matters voted upon at the meeting and the number of votes cast are detailed below.

1.	Election of Directors:

Name	FOR	WITHHELD	NON-VOTES
Kevin K. Kilpatrick	8,899,384	5,061,188	1,616,623
Stoney M. Stubbs, Jr.	8,815,488	5,145,084	1,616,623
T. Michael O’Connor	8,353,654	5,606,918	1,616,623
Jerry T. Armstrong	8,843,777	5,116,995	1,616,423

2.	Votes on a proposal to ratify Grant Thornton LLP as our independent registered public accountants for the year ended December 31, 2010 were as follows:

FOR	AGAINST	ABSTAIN
15,560,815	6,845	9,535

Item 8.01	Other Events

A meeting of the Registrant’s Board of Directors was reconvened after the adjournment of the Annual Meeting, at which time the Board of Directors took the following actions:

Re-elected the persons named below to their indicated positions as Executive Officers of the Company.  Each person named below was elected to serve until the 2011 annual meeting, or until their successor is named by the Board of Directors.  No other aspect of any Executive Officer’s position with the Company has changed, including but not limited to compensation arrangements.
-Stoney M. Stubbs, Jr., Chairman and Chief Executive Officer (Principal Executive Officer)
-S. Russell Stubbs, President
-John T. Hickerson, Executive Vice President and Chief Operating Officer
-John R. McManama, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
-Leonard W. Bartholomew, Corporate Secretary

                Re-elected the following directors to the indicated committees for the ensuing year:
                                Compensation Committee
                                       Brian Blackmarr, Chairman
                                       W. Mike Baggett
                                       Kevin K. Kilpatrick
                                Audit Committee
                                       Jerry T. Armstrong, Chairman
                                       W. Mike Baggett
                                       Barrett D. Clark
                                       T. Michael O’Connor
                                Nominating Committee
                                       W. Mike Baggett, Chairman
                                       Brian Blackmarr
                                       Barrett D. Clark

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

Dated: May 21, 2010	By:	/s/ John R. McManama
John R. McManama Senior Vice President and Chief Financial Officer